GranthamPoole
Certified Public Accountants
We See You Through.®

**CONSENT OF INDEPENDENT AUDITORS**

We hereby consent to the inclusion of our auditors' report, dated April 21, 2022, on the consolidated financial statements of First Heritage Credit, LLC as of and for the years ended December 31, 2021 and 2020 as Exhibit 99.1 in the Current Report on Form 8-K of CURO Group Holdings Corp. We also consent to the application of our report to financial statements referenced in our report and included with such exhibit.

GranthamPoole PLLC

Ridgeland, Mississippi
September 26, 2022

GranthamPoole PLLC
granthampoole.com
1062 Highland Colony Pkwy, Suite 201, Ridgeland, MS 39157 P 601.499.2400
1200 Jefferson Avenue, Suite 206, Oxford, MS 38655 P 662.234.8130